Exhibit 99.1

PAVmed Provides Business Update and Reports Preliminary Third Quarter 2026 Financial Results

Lucid Diagnostics’ EsoGuard® now fully reimbursed by Medicare nationwide

Veris Health achieved implantable physiological monitor design freeze and initiated 90-day GLP animal study ahead of early 2027 FDA submission

PAVmed engaged with FDA on PortIO and Octeris

Conference call and webcast to be held today, November 13, at 8:30 AM EST

NEW YORK, November 13, 2026 - PAVmed Inc. (NASDAQ: PAVM) (“PAVmed” or the “Company”), a diversified commercial-stage medical technology company operating in the medical device, diagnostics, and digital health sectors, today provided a business update for the Company and its subsidiaries, Lucid Diagnostics Inc. (NASDAQ: LUCD) (“Lucid”), Veris Health Inc. (“Veris”), and Octeris Medical Inc. (“Octeris”), and reported financial results for the third quarter ended September 30, 2026.

Conference Call and Webcast

The webcast will take place on Friday, November 13, 2026, at 8:30 AM EST and is accessible in the investor relations section of the Company’s website at pavmed.com. Alternatively, to access the conference call by telephone, U.S.-based callers should dial 1-800-836-8184 and international listeners should dial 1-646-357-8785. All listeners should provide the operator with the conference call name “PAVmed Business Update” to join.

Following the conclusion of the conference call, a replay will be available for 30 days on the investor relations section of the Company’s website at pavmed.com.

Business Update Highlights

“We’re very encouraged by developments across the PAVmed portfolio,” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer. “Lucid securing Medicare reimbursement for EsoGuard is a critical and transformational milestone. As Lucid’s largest common shareholder, PAVmed stands to benefit directly from Lucid’s substantial near-term revenue opportunity. Veris continues to grow enrollment at Ohio State while advancing its implantable monitor toward FDA submission. We are also now actively engaged with FDA on both PortIO and Octeris. We believe this progress puts PAVmed in a strong position to create real long-term shareholder value.”

Highlights from the third quarter and recent weeks:

●	Lucid Diagnostics:

◌	Began receiving payments from Medicare for the EsoGuard® Esophageal DNA Test in October. Lucid is submitting Medicare claims for tests performed at its Texas laboratory to Novitas, the Medicare Administrative Contractor (MAC) with jurisdiction over that laboratory, and is receiving payments at EsoGuard’s established Clinical Laboratory Fee Schedule rate.

◌	Focused commercial efforts on expanding EsoGuard access among at-risk Medicare beneficiaries, who represent approximately 50% of the 30 million patients recommended for esophageal precancer testing by professional society guidelines.

◌	Announced publication of an 11,991-patient real-world EsoGuard study in the peer-reviewed journal Diagnostics, the largest peer-reviewed study of nonendoscopic esophageal precancer testing to date, demonstrating the efficiency and scalability of the EsoCheck® Esophageal Cell Collection Device.

◌	Performed 2,871 EsoGuard tests and recognized revenue of $1.2 million in 3Q26. October was a record month for EsoGuard test volume, with more than 1,800 tests.

●	Veris Health:

◌	Monthly patient enrollment at OSU-The James grew throughout the quarter, nearly doubling from July to September, as the commercial phase of the strategic engagement continued to accelerate and the clinical rollout went live across most departments.

◌	Achieved design freeze for the implantable physiological monitor and, in October, initiated the 90-day GLP animal study, keeping the device on track for an early 2027 FDA 510(k) submission.

●	PortIO:

◌	Held an initial meeting with FDA on PortIO in late October, to be followed by an in-person pre-submission meeting in January 2027 focused on the device’s regulatory pathway.

●	Octeris:

	◌	Completed Octeris’ next-generation multimodal endoscopic imaging probe, which is ready for clinical testing. Octeris expects to submit its initial FDA pre-submission package this month, with enrollment in the University of North Carolina clinical validation study expected to begin in January 2027.

Preliminary Financial Results:

●	For the three months ended September 30, 2026, operating expenses were approximately $6.8 million, which included stock-based compensation expenses of $1.0 million.

●	As shown below and for the purpose of illustrating the effect of stock-based compensation and other non-cash income and expenses on the Company’s financial results, the Company’s non-GAAP adjusted net loss was approximately $1.2 million or $(0.19) per common share.

●	PAVmed had cash and cash equivalents of $8.9 million, including restricted cash of $5.3 million, as of September 30, 2026, compared to cash and cash equivalents of $1.5 million, including $0.3 million of restricted cash, as of December 31, 2025.

PAVmed Non-GAAP Measures

●	To supplement our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), management provides certain non-GAAP financial measures of the Company’s financial results. These non-GAAP financial measures include net loss before interest, taxes, depreciation, and amortization (EBITDA) and non-GAAP adjusted loss, which further adjusts EBITDA for stock-based compensation expense, loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, and loss on debt extinguishment. The foregoing non-GAAP financial measures of EBITDA and non-GAAP adjusted loss are not recognized terms under U.S. GAAP.

●	Non-GAAP financial measures are presented with the intent of providing greater transparency to the information used by us in our financial performance analysis and operational decision-making. We believe these non-GAAP financial measures provide meaningful information to assist investors, shareholders, and other readers of our financial statements in making comparisons to our historical financial results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, a substitute for, considered superior to, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

●	Non-GAAP financial measures are provided to enhance readers’ overall understanding of our current financial results and to provide further information for comparative purposes. Management believes the non-GAAP financial measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of our core operating results and business outlook. Specifically, the non-GAAP financial measures include non-GAAP adjusted loss, and its presentation is intended to help the reader understand the effect of the loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, the loss on debt extinguishment and the corresponding accounting for non-cash charges on financial performance. In addition, management believes non-GAAP financial measures enhance the comparability of results against prior periods.

●	A reconciliation to the most directly comparable GAAP measure of all non-GAAP financial measures included in this press release for the three and nine months ended September 30, 2026 and 2025 are as follows:

	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025
(in thousands except per-share amounts)
Revenue	$41	$5	$96	$19
Operating expenses	6,768	4,849	21,879	15,022
Other (Income) Expense, net	6,308	1,167	(1,087)	(15,291)
Net (Income) Loss	13,035	6,011	20,696	(288)
Net income (loss) attributable to common stockholders	(11,752)	(6,328)	(24,219)	(1,942)
Preferred Stock dividends and deemed dividends	97	945	7,120	3,606
Net income (loss) as reported	(11,655)	(5,383)	(17,099)	1,664
Adjustments:
Depreciation and amortization expense[1]	19	22	58	87
Interest expense, net[2]	(2)	(2)	(26)	(8)
NCI ownership share of Interest and Depreciation adjustments	(268)	—	(775)	—
EBITDA	(11,906)	(5,363)	(17,842)	1,743

Other non-cash or financing related expenses:
Stock-based compensation expense[3]	967	383	2,065	1,475
Operating expenses issued in stock[1]	140	52	2,091	155
Change in FV equity method investments	9,985	4,382	10,612	(5,979)
Preliminary Change in FV convertible debt[2]	(330)	100	(3,126)	349
Loss on debt extinguishment[2]	—	—	3,422	58
Change in fair value – warrant liability	—	—	(1,831)	—
Change in fair value – rights liability	(96)	—	(150)	—
Non-GAAP adjusted (loss)	$(1,240)	$(446)	$(4,759)	$(2,199)
Non-GAAP shares outstanding, basic and diluted	6,640	718	4,849	596
Non-GAAP adjusted (loss) income per share, basic and diluted	$(0.19)	$(0.62)	$(0.98)	$(3.69)

1 Included in general and administrative expenses in the financial statements.

2 Included in other income and expenses.

3 Stock-based compensation (“SBC”) expense is included in operating expenses and is detailed as follows in the table below by category within operating expenses for the non-GAAP Net operating expenses:

(in thousands except per-share amounts)	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025

Cost of revenue	$158	$55	$377	$133
Stock-based compensation expense[3]	—	—	—	—
Net cost of revenue	158	55	377	133

Sales and marketing	206	201	636	668
Stock-based compensation expense[3]	(17)	(13)	(30)	(59)
Net sales and marketing	189	188	606	609

General and administrative	4,482	3,505	15,489	11,557
Depreciation expense	(19)	(22)	(58)	(87)
Operating expenses issued in stock	(140)	(52)	(2,091)	(155)
Stock-based compensation expense[3]	(899)	(332)	(1,927)	(1,276)
Net general and administrative	3,424	3,099	11,413	10,039

Research and development	1,922	1,088	5,377	2,664
Stock-based compensation expense[3]	(51)	(38)	(108)	(140)
Net research and development	1,871	1,050	5,269	2,524

Total operating expenses	6,768	4,849	21,879	15,022
Depreciation and amortization expense	(19)	(22)	(58)	(87)
Operating expenses issued in stock	(140)	(52)	(2,091)	(155)
Stock-based compensation expense[3]	(967)	(383)	(2,065)	(1,475)
Net operating expenses	$5,642	$4,392	$17,665	$13,305

About PAVmed and its Subsidiaries

PAVmed Inc. is a diversified commercial-stage medical technology company operating in the medical device, diagnostics, and digital health sectors. Its subsidiary, Lucid Diagnostics Inc. (NASDAQ: LUCD), is a commercial-stage cancer prevention medical diagnostics company that markets the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device—the first and only commercial tools for widespread early detection of esophageal precancer to mitigate the risks of esophageal cancer deaths. Its other subsidiary, Veris Health Inc., is a digital health company focused on enhanced personalized cancer care through remote patient monitoring using implantable biologic sensors with wireless communication along with a custom suite of connected external devices. Veris is concurrently developing an implantable physiological monitor, designed to be implanted alongside a chemotherapy port, which will interface with the Veris Cancer Care Platform.

For more information about PAVmed, please visit pavmed.com.

For more information about Lucid Diagnostics, please visit luciddx.com.

For more information about Veris Health, please visit verishealth.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of PAVmed’s and Lucid’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s and Lucid’s common stock; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance PAVmed’s and Lucid’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s and Lucid’s clinical and preclinical studies; whether and when PAVmed’s and Lucid’s products are cleared by regulatory authorities; market acceptance of PAVmed’s and Lucid’s products once cleared and commercialized; PAVmed’s and Lucid’s ability to raise additional funding as needed; and other competitive developments. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s and Lucid’s future operations, see Part I, Item 1A, “Risk Factors,” in PAVmed’s and Lucid’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed or Lucid after its most recent Annual Report. PAVmed and Lucid disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Investor and Media Contact

Matt Riley

Vice President
PAVmed and Lucid Diagnostics
mjr@pavmed.com